Exhibit 99.1
Graphic Omitted
NASDAQ: WASH

Contact:  Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone:  (401) 348-1309
E-mail:  ebeckel@washtrust.com
Date:  October 20, 2008
FOR IMMEDIATE RELEASE

Washington Trust Announces Third Quarter 2008 Earnings

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Select; symbol: WASH), parent company of The Washington Trust Company, today announced third quarter 2008 net income of $6.0 million, or 44 cents per diluted share, compared to third quarter 2007 net income of $6.6 million, or 48 cents per diluted share.  For the nine months ended September 30, 2008, net income amounted to $18.0 million, or $1.32 per diluted share, substantially the same as the amounts reported for the nine months ended September 30, 2007.

Third Quarter 2008 Highlights:
•	Return on average equity for the third quarter and first nine months of 2008 was 12.94% and 12.68%, respectively.
•
Commercial loan growth continued at a firm pace for the eighth consecutive quarter, amounting to $46.8 million in the third quarter.  Commercial loans have increased $191.8 million, or 30 percent, from the balance at September 30, 2007.

•
The loan loss provision charged to earnings in the third quarter was $1.1 million, an increase of $800 thousand from the third quarter of 2007, largely due to growth in the loan portfolio as well as an ongoing evaluation of credit quality and general economic conditions.

•	Nonperforming assets remain at manageable levels at $6.8 million, or 0.25% of total assets, at September 30, 2008.
•
Impairment charges of $982 thousand ($669 thousand after tax; 5 cents per diluted share) were recognized on FHLMC and FNMA perpetual preferred stock holdings deemed to be other-than-temporarily impaired.

•
An income tax benefit of $841 thousand (6 cents per diluted share) was recognized based on an increase in the net deferred tax assets resulting from a recent change in a state corporate income tax rate and calculation method.

•
The Corporation remains well-capitalized with a total risk based-capital ratio of 10.43% at September 30, 2008.  On October 2nd the Corporation announced the issuance of $50 million in a private placement of its Common Stock.  The net proceeds of approximately $47 million were received on October 7th.

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Commenting on the quarter, John C. Warren, Chairman and Chief Executive Officer, said, “Despite the economic recession and the upheaval in the credit and financial markets, Washington Trust recorded another quarter with solid performance.  These are challenging times, and we will remain focused and disciplined as we move forward."

RESULTS OF OPERATIONS
Net interest income for the third quarter of 2008 increased $437 thousand, or 3 percent, from the second quarter of 2008 and $1.3 million, or 9 percent, from the third quarter a year ago.  The increase from the second quarter reflects higher earning-asset levels, while the increase from a year ago reflects growth in interest-earning assets and lower deposit costs.

The net interest margin (annualized tax-equivalent net interest income as a percentage of average earning assets) for the third quarter of 2008 was 2.62%, down 9 basis points from the second quarter of 2008 and down 19 basis points from the third quarter of 2007.  The decline in net interest margin reflects decreases in yields on variable rate commercial and consumer loans resulting from actions taken by the Federal Reserve to reduce short-term interest rates, with less commensurate reduction in deposit rates paid during the same period.  Approximately 5 basis points of the net interest margin decline from the second quarter of 2008 to the third quarter was attributable to several additional factors including the cost of temporarily maintaining lower yielding short-term assets for balance sheet management purposes, a lower amount of loan fee income recognized, and a reduction in the dividend yield earned on the Corporation’s investment in Federal Home Loan Bank of Boston stock.

Noninterest income for the third quarter of 2008 declined $1.6 million, or 13 percent, from the second quarter and $1.3 million, or 11 percent, from the third quarter of 2007.  The decline in noninterest income was largely due to the recognition of $982 thousand in write-downs on FHLMC and FNMA perpetual preferred stock holdings deemed to be other-than-temporarily impaired in the third quarter of 2008.  The impairment charges were included in net losses on securities in the Consolidated Statements of Income. There were no net gains or losses on securities in the third quarter of 2007.

Excluding net gains and losses on securities, noninterest income amounted to $11.6 million for the third quarter of 2008, down $640 thousand, or 5 percent, from the second quarter and down $278 thousand, or 2 percent, from the third quarter a year ago.  Wealth management revenues declined $459 thousand on a linked quarter basis and were essentially flat with the third quarter of 2007.  Second quarter 2008 amounts

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included seasonal tax preparation fee revenues of $335 thousand.  The remaining decline in wealth management revenues on a linked quarter basis was generally attributable to the decline in assets under administration.  Wealth management assets under administration totaled $3.625 billion at September 30, 2008, down $299.1 million, or 8 percent, in the third quarter of 2008.  Assets under administration were down $389.9 million, or 10 percent, from December 31, 2007 and down $401.4 million, or 10 percent, from September 30, 2007.  The decline in assets under administration was primarily due to lower valuations in the financial markets.

Noninterest expenses amounted to $18.5 million for the third quarter of 2008, up $417 thousand, or 2 percent, from the second quarter and up $1.2 million, or 7 percent, from the third quarter a year ago.  The increase in noninterest expenses on a linked quarter basis includes a seasonal increase of $259 thousand in merchant processing expenses.  Approximately 40 percent of the increase from a year ago represents costs attributable to our wealth management business and an increase in FDIC deposit insurance costs.  Washington Trust expects to make its annual contribution to its charitable foundation in the fourth quarter of this year.  The cost of this contribution is expected to be approximately $450 thousand.  Washington Trust made its 2007 annual contribution in the second quarter of that year.

Income tax expense amounted to $1.6 million for the three months ended September 30, 2008, as compared to $3.0 million for the same period in 2007.  In third quarter of 2008, an income tax benefit of $841 thousand was recognized based on an increase in net deferred tax assets resulting from a recent change in a state corporate income tax rate and calculation method.  Excluding this income tax benefit, the Corporation’s effective tax rate for the third quarter of 2008 was 32.2%, as compared to 31.6% for the second quarter and 31.3% for the third quarter of last year.  The Corporation currently expects the fourth quarter effective tax rate to be approximately 31.8%.

ASSET QUALITY
Nonperforming assets (nonaccrual loans and property acquired through foreclosure) amounted to $6.8 million, or 0.25% of total assets, at September 30, 2008, compared to $6.2 million, or 0.23% of total assets, at June 30, 2008 and $4.3 million, or 0.17% of total assets, at December 31, 2007.  Properties acquired through foreclosure amounted to $113 thousand at September 30, 2008.  There were no properties acquired through foreclosure on the balance at June 30, 2008 and December 31, 2007.
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Nonaccrual loans as a percent of total loans stood at 0.38% at September 30, 2008 compared to 0.36% of total loans at June 30, 2008 and 0.27% of total loans at December 31, 2007.  The increase in nonaccrual loans was largely due to certain commercial loan relationships moving into the non-accruing loan classification.

Total 30 day+ delinquencies amounted to $11.2 million, or 0.63% of total loans, at September 30, 2008, down $3.8 million in the third quarter and up $4.2 million in the first nine months of 2008.  The decline in 30 day+ delinquencies in the third quarter was primarily due to one commercial mortgage relationship of $3.5 million which was brought current by the borrower.  Commercial loans represent $9.0 million, or 80%, of total delinquencies at September 30, 2008.

Washington Trust has never offered a subprime residential loan program.  Total residential mortgage and consumer loan 30 day+ delinquencies decreased modestly in the third quarter and first nine months of 2008 and amounted to $2.2 million, or 0.24% of these loans, at September 30, 2008.  Total 90 day+ delinquencies in the residential mortgage and consumer loan categories amounted to $188 thousand (three loans) and $48 thousand (one loan), respectively, at September 30, 2008.  Total nonaccrual loans, which include the 90 day+ delinquencies, amounted to $962 thousand and $208 thousand in the residential mortgage and consumer loan categories, respectively, at September 30, 2008.

The Corporation’s loan loss provision charged to earnings amounted to $1.1 million for the third quarter of 2008, compared to $1.4 million for the second quarter of 2008 and $300 thousand for the third quarter of 2007.  The provision for loan losses was based on management’s assessment of various factors affecting the loan portfolio, including, among others, growth in the portfolio, ongoing evaluation of credit quality and general economic conditions.  Net charge-offs amounted to $432 thousand in the third quarter of 2008, as compared to net charge-offs of $161 thousand in the second quarter and $155 thousand for the third quarter of 2007.  Included in the third quarter 2008 amount was $385 thousand of commercial loan net charge-offs.

The Corporation will continue to assess the adequacy of its allowance for loan losses in accordance with its established policies.  The allowance for loan losses was $22.6 million, or 1.28% of total loans, at September 30, 2008, compared to $22.0 million, or 1.29% of total loans, at June 30, 2008 and $20.3 million, or 1.29% of total loans, at December 31, 2007.
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FINANCIAL CONDITION
Total loans grew by $63.4 million, or 4 percent, in the third quarter and by $195.4 million, or 12 percent, in the first nine months of 2008.  Commercial loans rose by $46.8 million, or 6 percent, in the third quarter of 2008 and by $161.6 million, or 24 percent, in the first nine months of 2008.  In the third quarter of 2008, residential loans increased by $10 million, or 2 percent, and consumer loans grew by $6.6 million, or 2 percent.

The investment securities portfolio amounted to $753.5 million at September 30, 2008, down by $36.6 million in the third quarter of 2008, largely due to a decrease of $20.1 million in mortgage-backed securities.  The fair value of mortgage-backed securities amounted to $566.0 million at September 30, 2008.  All of the Corporation’s mortgage-backed securities are issued by U.S. Government agencies or U.S. Government-sponsored enterprises.  At September 30, 2008, the net unrealized losses on the investment securities portfolio amounted to $18.1 million and included gross unrealized losses of $22.8 million.  Approximately 54% of the gross unrealized losses on the investment securities portfolio were concentrated in variable rate trust preferred securities issued by financial services companies.  These trust preferred securities holdings consist of seven individual name issuers in the financial industry, including, where applicable, the impact of mergers and acquisitions of issuers subsequent to original purchase, and two pooled trust preferred securities in the form of collateralized debt obligations.  The pooled trust preferred holdings consist of trust preferred obligations of banking industry companies and, to a lesser extent, insurance industry companies.  For both of its pooled trust preferred holdings, Washington Trust’s investment is senior to one or more subordinated tranches that have first loss exposure.  The respective tranche of the pooled trust preferred securities held by the Corporation continues to accrue and make payments as expected, and have investment grade credit ratings.

Total deposits increased by $127.7 million in the third quarter and increased by $91.0 million in the first nine months of 2008.  Excluding out of market brokered certificates of deposit, in-market deposits grew by $53.5 million, or 4 percent, in the third quarter and $32.9 million, or 2 percent, from the balance at December 31, 2007.  In-market deposit growth in the third quarter of 2008 reflects increases in certificate of deposit balances, while NOW, savings and money market account balances declined.  Federal Home Loan Bank advances totaled $747.4 million at September 30, 2008, down $97.9 million in the third quarter and up $131.0 million from the balance at December 31, 2007.  During the third quarter of 2008, the Corporation recognized a liability of $5.6 million, with a corresponding increase in goodwill, related to the acquisition of Weston Financial Group, Inc. in August 2005.  This represents amounts earned under the terms of the

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acquisition agreement, which provides for a contingent payment earn-out in each year during the three-year period ending December 31, 2008.

As previously reported on October 2, 2008, the Corporation announced that it had entered into a purchase agreement with select institutional investors pursuant to which it raised $50 million in a private placement of its own common stock.  Net proceeds were approximately $47 million after deducting offering-related fees and expenses.  The closing took place on October 7, 2008.  The Corporation issued a total of 2.5 million shares of common stock at a price of $20 per share in the private placement.  The Corporation has agreed to file, within 30 days of the closing, a registration statement with the Securities and Exchange Commission to register these shares for resale.  Approximately $65 thousand in legal costs were incurred in the third quarter in connection with this matter and recorded in noninterest expenses.  The Corporation expects to incur and record additional noninterest expenses of approximately $250 thousand in the fourth quarter of 2008.  Washington Trust intends to use the net proceeds from the capital raise for general corporate purposes and to support strategic growth initiatives in its commercial and wealth management business lines.

DIVIDENDS DECLARED
The Board of Directors declared a quarterly dividend of 21 cents per share for the quarter ended September 30, 2008.  The dividend was paid on October 10, 2008 to shareholders of record on September 30, 2008.

CONFERENCE CALL
Washington Trust Chairman and Chief Executive Officer John C. Warren, and David V. Devault, Executive Vice President, Secretary, Treasurer, and Chief Financial Officer, will host a conference call on Tuesday, October 21, 2008 at 8:30 a.m. (Eastern Time) to discuss the Corporation’s third quarter results.  This call is being webcast by SNL IR Solutions and can be accessed through the Investor Relations section of the Washington Trust website, www.washtrust.com.  A replay of the call will be posted in this same location on the website shortly after the conclusion of the call.  You may also listen to a replay by dialing (877) 344-7529 and entering Conference ID #: 423534.  The replay will be available until 9:00 a.m. on October 29, 2008.

BACKGROUND
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800.  Washington Trust offers personal banking, business banking and wealth
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management services through its offices in Rhode Island, Massachusetts and southeastern Connecticut.  Washington Trust Bancorp, Inc.’s common stock trades on the NASDAQ Global Select® Market under the symbol “WASH”.  Investor information is available on the Corporation’s web site: www.washtrust.com.

FORWARD-LOOKING STATEMENTS
This press release contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, including statements regarding our strategy, effectiveness of investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, success of acquisitions, future operations, market position, financial position, and prospects, plans, goals and objectives of management are forward-looking statements.  The actual results, performance or achievements of the Corporation could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general national or regional economic conditions, reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits, reductions in the market value of wealth management assets under administration, changes in the value of securities and other assets, reductions in loan demand, changes in loan collectibility, default and charge-off rates, changes in the size and nature of the Corporation’s competition, changes in legislation or regulation and accounting principles, policies and guidelines, and changes in the assumptions used in making such forward-looking statements.  In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission, may result in these differences.  You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences.  The Corporation assumes no obligation to update forward-looking statements or update the reasons actual results, performance or achievements could differ materially from those provided in the forward-looking statements, except as required by law.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	(unaudited)
(Dollars in thousands)	September 30,	December 31,
	2008	2007
Assets:
Cash and noninterest-bearing balances due from banks	$27,099	$30,817
Interest-bearing balances due from banks	588	1,973
Federal funds sold and securities purchased under resale agreements	21,857	7,600
Other short-term investments	864	722
Mortgage loans held for sale	1,073	1,981
Securities available for sale, at fair value;
amortized cost $771,537 in 2008 and $750,583 in 2007	753,456	751,778
Federal Home Loan Bank stock, at cost	42,008	31,725
Loans:
Commercial and other	841,838	680,266
Residential real estate	618,329	599,671
Consumer	308,874	293,715
Total loans	1,769,041	1,573,652
Less allowance for loan losses	22,631	20,277
Net loans	1,746,410	1,553,375
Premises and equipment, net	24,314	25,420
Accrued interest receivable	10,980	11,427
Investment in bank-owned life insurance	42,714	41,363
Goodwill	56,117	50,479
Identifiable intangible assets, net	10,461	11,433
Other assets	29,941	19,847
Total assets	$2,767,882	$2,539,940

Liabilities:
Deposits:
Demand deposits	$187,839	$175,542
NOW accounts	164,829	164,944
Money market accounts	298,106	321,600
Savings accounts	171,856	176,278
Time deposits	914,621	807,841
Total deposits	1,737,251	1,646,205
Dividends payable	2,824	2,677
Federal Home Loan Bank advances	747,430	616,417
Junior subordinated debentures	32,991	22,681
Other borrowings	30,439	32,560
Accrued expenses and other liabilities	32,185	32,887
Total liabilities	2,583,120	2,353,427

Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares;
issued 13,518,868 shares in 2008 and 13,492,110 shares in 2007	845	843
Paid-in capital	35,184	34,874
Retained earnings	163,809	154,647
Accumulated other comprehensive loss	(12,570)	(239)
Treasury stock, at cost; 95,635 shares in 2008 and 137,652 in 2007	(2,506)	(3,612)
Total shareholders’ equity	184,762	186,513
Total liabilities and shareholders’ equity	$2,767,882	$2,539,940

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in thousands, except per share amounts)	(unaudited)
	Three Months		Nine Months
Periods ended September 30,	2008	2007	2008	2007
Interest income:
Interest and fees on loans	$25,520	$25,032	$74,896	$73,380
Interest on securities:
Taxable	8,504	7,565	25,222	23,196
Nontaxable	778	781	2,344	2,208
Dividends on corporate stock and Federal Home Loan Bank stock	407	669	1,516	2,072
Other interest income	128	275	318	650
Total interest income	35,337	34,322	104,296	101,506
Interest expense:
Deposits	9,884	13,140	31,031	39,332
Federal Home Loan Bank advances	8,011	5,243	23,104	15,323
Junior subordinated debentures	524	338	1,371	1,014
Other interest expense	274	291	863	730
Total interest expense	18,693	19,012	56,369	56,399
Net interest income	16,644	15,310	47,927	45,107
Provision for loan losses	1,100	300	2,950	900
Net interest income after provision for loan losses	15,544	15,010	44,977	44,207
Noninterest income:
Wealth management services:
Trust and investment advisory fees	5,238	5,336	15,901	15,626
Mutual fund fees	1,383	1,386	4,169	4,000
Financial planning, commissions and other service fees	570	456	2,029	1,915
Wealth management services	7,191	7,178	22,099	21,541
Service charges on deposit accounts	1,215	1,214	3,583	3,559
Merchant processing fees	2,221	2,252	5,407	5,285
Income from bank-owned life insurance	452	376	1,352	1,166
Net gains on loan sales and commissions on loans originated for others	239	431	1,163	1,205
Net (losses) gains on securities	(982)	−	(1,080)	336
Other income	254	399	1,269	1,129
Total noninterest income	10,590	11,850	33,793	34,221
Noninterest expense:
Salaries and employee benefits	10,580	10,098	31,334	30,195
Net occupancy	1,123	1,021	3,325	3,076
Equipment	956	871	2,877	2,564
Merchant processing costs	1,857	1,916	4,523	4,493
Outsourced services	700	556	2,078	1,610
Advertising and promotion	376	466	1,229	1,467
Legal, audit and professional fees	626	444	1,599	1,298
Amortization of intangibles	320	341	972	1,057
Debt prepayment penalties	-	-	-	1,067
Other expenses	1,933	1,599	5,730	5,354
Total noninterest expense	18,471	17,312	53,667	52,181
Income before income taxes	7,663	9,548	25,103	26,247
Income tax expense	1,623	2,992	7,152	8,234
Net income	$6,040	$6,556	$17,951	$18,013

Weighted average shares outstanding - basic	13,409.5	13,323.6	13,383.0	13,358.1
Weighted average shares outstanding - diluted	13,588.3	13,564.1	13,564.5	13,612.7
Per share information:
Basic earnings per share	$0.45	$0.49	$1.34	$1.35
Diluted earnings per share	$0.44	$0.48	$1.32	$1.32
Cash dividends declared per share	$0.21	$0.20	$0.62	$0.60

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	At or for the Quarters Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(Dollars in thousands, except per share amounts)	2008	2008	2008	2007	2007
Financial Data
Total assets	$2,767,882	$2,732,989	$2,564,387	$2,539,940	$2,431,762
Total loans	1,769,041	1,705,650	1,598,582	1,573,652	1,514,493
Total securities	753,456	790,064	747,053	751,778	688,709
Total deposits	1,737,251	1,609,542	1,635,025	1,646,205	1,655,887
Total shareholders’ equity	184,762	186,422	191,219	186,513	177,897
Net income	6,040	6,095	5,816	5,787	6,556

Per Share Data
Basic earnings per share	$0.45	$0.45	$0.44	$0.43	$0.49
Diluted earnings per share	$0.44	$0.45	$0.43	$0.43	$0.48
Dividends declared per share	$0.21	$0.21	$0.20	$0.20	$0.20
Book value per share	$13.76	$13.91	$14.30	$13.97	$13.33
Tangible book value per share	$8.80	$9.34	$9.70	$9.33	$8.66
Market value per share	$26.60	$19.70	$24.82	$25.23	$26.97

Key Ratios
Return on average assets	0.88%	0.92%	0.90%	0.94%	1.10%
Return on average tangible assets	0.90%	0.94%	0.92%	0.96%	1.12%
Return on average equity	12.94%	12.88%	12.22%	12.73%	14.99%
Return on average tangible equity	19.25%	19.07%	18.09%	19.32%	22.16%

Capital Ratios
Tier 1 risk-based capital	9.18%	9.44%	9.23%	9.10%	9.11%
Total risk-based capital	10.43%	10.69%	10.49%	10.39%	10.43%
Tier 1 leverage ratio	6.09%	6.32%	5.93%	6.09%	6.11%
Tangible equity to tangible assets	4.38%	4.68%	5.18%	5.03%	4.88%

Average Yields (taxable equivalent basis)
Assets
Residential real estate loans	5.54%	5.55%	5.55%	5.41%	5.35%
Commercial and other loans	6.28%	6.51%	6.95%	7.39%	7.62%
Consumer loans	5.38%	5.48%	6.18%	6.74%	7.01%
Total loans	5.86%	5.98%	6.28%	6.51%	6.62%
Short-term investments, federal funds sold
and other	1.63%	1.64%	2.69%	4.72%	5.10%
Taxable debt securities	4.85%	4.86%	5.06%	5.19%	5.16%
Nontaxable debt securities	5.63%	5.67%	5.68%	5.59%	5.61%
Corporate stocks and FHLBB stock	3.58%	4.46%	5.89%	7.00%	7.03%
Total securities	4.74%	4.87%	5.11%	5.33%	5.31%
Total interest-earning assets	5.49%	5.60%	5.89%	6.12%	6.20%
Liabilities
NOW accounts	0.18%	0.19%	0.19%	0.20%	0.17%
Money market accounts	1.79%	1.79%	3.13%	3.93%	3.90%
Savings accounts	0.47%	0.50%	1.00%	1.32%	1.32%
Time deposits	3.68%	3.88%	4.38%	4.55%	4.60%
FHLBB advances	4.20%	4.15%	4.37%	4.56%	4.44%
Junior subordinated debentures	6.31%	6.34%	5.99%	5.91%	5.91%
Other	4.68%	4.60%	4.32%	4.36%	4.47%
Total interest-bearing liabilities	3.16%	3.18%	3.63%	3.85%	3.78%

Interest rate spread (taxable equivalent basis)	2.33%	2.42%	2.26%	2.27%	2.42%
Net interest margin (taxable equivalent basis)	2.62%	2.71%	2.59%	2.65%	2.81%

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

		At or for the Quarters Ended
		Sept.30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	(Dollars in thousands)	2008	2008	2008	2007	2007
	Wealth Management Assets Under Administration
	Balance at beginning of period	$3,923,595	$3,878,746	$4,014,352	$4,025,877	$3,867,674
	Net investment (depreciation) appreciation & income	(321,488)	10,420	(201,915)	(11,751)	122,424
	Net customer cash flows	22,395	34,429	66,309	226	35,779
	Balance at end of period	$3,624,502	$3,923,595	$3,878,746	$4,014,352	$4,025,877

	Period End Balances
	Loans
Commercial:	Mortgages	$394,085	$361,623	$309,684	$278,821	$276,995
	Construction and development	51,592	60,606	62,489	60,361	48,899
	Other	396,161	372,784	354,142	341,084	324,129
	Total commercial	841,838	795,013	726,315	680,266	650,023
Residential:	Mortgages	604,205	593,995	565,031	588,628	566,776
	Homeowner construction	14,124	14,356	12,861	11,043	12,040
	Total residential real estate	618,329	608,351	577,892	599,671	578,816
Consumer:	Home equity lines	158,837	152,339	146,471	144,429	139,732
	Home equity loans	93,690	94,316	96,883	99,827	99,798
	Other	56,347	55,631	51,021	49,459	46,124
	Total consumer	308,874	302,286	294,375	293,715	285,654
	Total loans	$1,769,041	$1,705,650	$1,598,582	$1,573,652	$1,514,493
	Deposits
	Demand deposits	$187,839	$187,865	$165,822	$175,542	$182,830
	NOW accounts	164,829	170,733	174,146	164,944	172,378
	Money market accounts	298,106	305,860	327,562	321,600	312,257
	Savings accounts	171,856	177,490	177,110	176,278	189,157
	Time deposits	914,621	767,594	790,385	807,841	799,265
	Total deposits	$1,737,251	$1,609,542	$1,635,025	$1,646,205	$1,655,887

	Out of market brokered certificates of deposits
	included in time deposits	$187,925	$113,725	$126,972	$129,798	$130,017

	In-market deposits, excluding out of market brokered
	certificates of deposit	$1,549,326	$1,495,817	$1,508,053	$1,516,407	$1,525,870

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

Securities Available for Sale	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost	Gains	Losses	Value
At September 30, 2008
U.S. Treasury obligations and obligations of U.S.
government-sponsored agencies	$76,013	$1,949	$–	$77,962
Mortgage-backed securities issued by U.S.
government and government-sponsored agencies	568,495	2,385	(4,904)	565,976
States and political subdivisions	80,685	34	(4,091)	76,628
Trust preferred securities	37,985	–	(12,201)	25,784
Corporate bonds	1,748	–	(14)	1,734
Common stocks	1,458	350	(36)	1,772
Perpetual preferred stocks	5,153	–	(1,553)	3,600
Total securities available for sale	$771,537	$4,718	$(22,799)	$753,456

Securities Available for Sale	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost	Gains	Losses	Value
At December 31, 2007
U.S. Treasury obligations and obligations of U.S.
government-sponsored agencies	$136,721	$2,888	$(10)	$139,599
Mortgage-backed securities issued by U.S.
government and government-sponsored agencies	469,197	2,899	(2,708)	469,388
States and political subdivisions	80,634	499	(239)	80,894
Trust preferred securities	37,995	–	(3,541)	34,454
Corporate bonds	13,940	161	–	14,101
Common stocks	3,931	2,850	–	6,781
Perpetual preferred stocks	8,165	–	(1,604)	6,561
Total securities available for sale	$750,583	$9,297	$(8,102)	$751,778

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

The following is supplemental information concerning the securities portfolio:

	At September 30, 2008
	Number	Credit	Amortized	Unrealized		Fair
(Dollars in thousands)	of Issuers	Rating (a)	Cost	Gains	Losses	Value
Trust preferred securities
Individual name issuers (b):	2	Aa	$15,415	$–	$(3,480)	$11,935
	4	A	13,192	–	(3,068)	10,124
	1	Baa	1,908	–	(1,175)	733
Total individual name issuers	7		30,515	–	(7,723)	22,792

Collateralized debt obligations	(c)	Baa	7,470	–	(4,478)	2,992
Total trust preferred securities			$37,985	$–	$(12,201)	$25,784

Corporate bonds	1	Baa	$1,748	$–	$(14)	$1,734

(a) Source: Moody’s
(b) We own various series of trust preferred securities issued by seven corporate financial institutions.

(c) We own two pooled trust preferred securities in the form of collateralized debt obligations.  There are 73 issuers in one of the trust preferred CDO securities, and 38 issuers in the other.  As of September 30, 2008, 3 of the 73 pooled issuers for one security and 2 of the 38 pooled issuers for the other security have invoked their original contractual right to defer interest payments.  The respective tranche of the securities held by Washington Trust continues to accrue and make payments as expected, and have investment grade credit ratings.

	At September 30, 2008
	Amortized	Unrealized		Fair
(Dollars in thousands)	Cost	Gains	Losses	Value
Common and preferred stocks
Common stock	$1,458	$350	$(36)	$1,772
Perpetual preferred stock:
FNMA preferred stock	71	–	–	71
FHLMC preferred stock	18	–	–	18
Other preferred (financials)	4,064	–	(1,399)	2,665
Other preferred (utilities)	1,000	–	(154)	846
Total preferred	5,153	–	(1,553)	3,600
Total common and preferred	$6,611	$350	$(1,589)	$5,372

Washington Trust recorded impairment charges to earnings for equity securities deemed to be other-than-temporarily impaired in the amounts shown in the following table:

(Dollars in thousands)
	Three	Nine
Periods ended September 30, 2008	Months	Months
FNMA and FHLMC preferred stock	$982	$1,412
Other preferred (financials)	–	1,577
Total	$982	$2,989

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	At or for the Quarters Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(Dollars in thousands)	2008	2008	2008	2007	2007
Asset Quality Data
Allowance for Loan Losses
Balance at beginning of period	$21,963	$20,724	$20,277	$19,472	$19,327
Provision charged to earnings	1,100	1,400	450	1,000	300
Charge-offs	(492)	(219)	(106)	(225)	(182)
Recoveries	60	58	103	30	27
Balance at end of period	$22,631	$21,963	$20,724	$20,277	$19,472

Past Due Loans
Loans 30–59 Days Past Due
Commercial categories	$3,560	$6,682	$2,240	$1,450	$726
Residential mortgages	1,619	1,624	475	1,620	2,744
Consumer loans	77	476	43	73	282
Loans 30–59 days past due	$5,256	$8,782	$2,758	$3,143	$3,752

Loans 60–89 Days Past Due
Commercial categories	$257	$2,091	$3,715	$1,313	$166
Residential mortgages	296	1	344	39	220
Consumer loans	–	87	22	38	–
Loans 60-89 days past due	$553	$2,179	$4,081	$1,390	$386

Loans 90 Days or more Past Due
Commercial categories	$5,134	$3,625	$3,088	$1,963	$1,347
Residential mortgages	188	408	441	441	302
Consumer loans	48	–	36	86	76
Loans 90 days or more past due	$5,370	$4,033	$3,565	$2,490	$1,725

Total Past Due Loans
Commercial categories	$8,951	$12,398	$9,043	$4,726	$2,239
Residential mortgages	2,103	2,033	1,260	2,100	3,266
Consumer loans	125	563	101	197	358
Total past due loans	$11,179	$14,994	$10,404	$7,023	$5,863

Nonperforming Assets
Commercial mortgages	$1,986	$1,991	$1,300	$1,094	$1,099
Commercial construction and development	–	–	–	–	–
Other commercial	3,555	2,948	3,081	1,781	581
Residential real estate mortgages	962	1,072	1,111	1,158	731
Consumer	208	170	208	271	262
Total nonaccrual loans	$6,711	$6,181	$5,700	$4,304	$2,673
Other real estate owned, net	113	–	–	-	-
Total nonperforming assets	$6,824	$6,181	$5,700	$4,304	$2,673

Total past due loans to total loans	0.63%	0.88%	0.65%	0.45%	0.39%
Nonperforming assets to total assets	0.25%	0.23%	0.22%	0.17%	0.11%
Nonaccrual loans to total loans	0.38%	0.36%	0.36%	0.27%	0.18%
Allowance for loan losses to nonaccrual loans	337.22%	355.33%	363.58%	471.12%	728.47%
Allowance for loan losses to total loans	1.28%	1.29%	1.30%	1.29%	1.29%

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	Nine Months Ended
	September 30,	September 30,
(Dollars and shares in thousands, except per share amounts)	2008	2007

Operating Results
Net interest income	$47,927	$45,107
Provision for loan losses	2,950	900
Net (losses) gains on securities	(1,080)	336
Other noninterest income	34,873	33,885
Noninterest expenses	53,667	52,181
Income tax expense	7,152	8,234
Net income	17,951	18,013

Basic earnings per share	$1.34	$1.35
Diluted earnings per share	$1.32	$1.32
Dividends declared per share	$0.62	$0.60

Weighted average shares outstanding – basic	13,383.0	13,358.1
Weighted average shares outstanding – diluted	13,564.5	13,612.7
Shares outstanding at end of period	13,423.2	13,350.5

Key Ratios
Return on average assets	0.90%	1.01%
Return on average tangible assets	0.92%	1.03%
Return on average equity	12.68%	13.74%
Return on average tangible equity	18.80%	20.37%
Interest rate spread (taxable equivalent basis)	2.33%	2.42%
Net interest margin (taxable equivalent basis)	2.64%	2.79%

Allowance for Loan Losses
Balance at beginning of period	$20,277	$18,894
Provision charged to earnings	2,950	900
Charge-offs	(818)	(553)
Recoveries	222	231
Balance at end of period	$22,631	$19,472

Net charge-offs to average loans	.04%	.02%

Wealth Management Assets Under Administration
Balance at beginning of period	$4,014,352	$3,609,180
Net investment (depreciation) appreciation and income	(512,983)	284,149
Net customer cash flows	123,133	132,548
Balance at end of period	$3,624,502	$4,025,877

The following tables present average balance and interest rate information.  Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate.  For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency.  Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations.  Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Three months ended September 30,	2008			2007
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Residential real estate loans	$619,288	$8,629	5.54%	$584,223	$7,886	5.35%
Commercial and other loans	812,749	12,834	6.28%	635,435	12,203	7.62%
Consumer loans	303,745	4,106	5.38%	282,472	4,988	7.01%
Total loans	1,735,782	25,569	5.86%	1,502,130	25,077	6.62%
Short-term investments, federal funds sold
and other	31,213	128	1.63%	21,375	275	5.10%
Taxable debt securities	696,815	8,504	4.85%	582,152	7,565	5.16%
Nontaxable debt securities	80,833	1,144	5.63%	80,998	1,145	5.61%
Corporate stocks and FHLBB stock	49,830	448	3.58%	42,129	748	7.03%
Total securities	858,691	10,224	4.74%	726,654	9,733	5.31%
Total interest-earning assets	2,594,473	35,793	5.49%	2,228,784	34,810	6.20%
Non interest-earning assets	160,296			161,578
Total assets	$2,754,769			2,390,362
Liabilities and Shareholders’ Equity
NOW accounts	$166,379	$77	0.18%	$166,271	$70	0.17%
Money market accounts	303,675	1,363	1.79%	300,329	2,950	3.90%
Savings accounts	173,654	203	0.47%	194,439	646	1.32%
Time deposits	891,803	8,241	3.68%	817,379	9,474	4.60%
FHLBB advances	758,858	8,011	4.20%	468,384	5,243	4.44%
Junior subordinated debentures	32,991	524	6.31%	22,681	338	5.91%
Other	23,251	274	4.68%	25,857	291	4.47%
Total interest-bearing liabilities	2,350,611	18,693	3.16%	1,995,340	19,012	3.78%
Demand deposits	187,238			188,495
Other liabilities	30,256			31,640
Shareholders’ equity	186,664			174,887
Total liabilities and shareholders’ equity	$2,754,769			$2,390,362
Net interest income (FTE)		$17,100			$15,798
Interest rate spread			2.33%			2.42%
Net interest margin			2.62%			2.81%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Three months ended September 30,	2008	2007
Commercial and other loans	$49	$45
Nontaxable debt securities	366	364
Corporate stocks	41	79
Total	$456	$488

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Nine months ended September 30,	2008			2007
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Residential real estate loans	$606,422	$25,183	5.55%	$588,808	$23,471	5.33%
Commercial and other loans	756,636	37,190	6.57%	612,886	35,306	7.70%
Consumer loans	298,136	12,662	5.67%	282,154	14,724	6.98%
Total loans	1,661,194	75,035	6.03%	1,483,848	73,501	6.62%
Short-term investments, federal funds sold
and other	21,506	318	1.97%	17,302	650	5.03%
Taxable debt securities	684,371	25,222	4.92%	604,303	23,196	5.13%
Nontaxable debt securities	81,168	3,440	5.66%	76,578	3,238	5.65%
Corporate stocks and FHLBB stock	48,624	1,679	4.61%	42,796	2,310	7.21%
Total securities	835,669	30,659	4.90%	740,979	29,394	5.30%
Total interest-earning assets	2,496,863	105,694	5.65%	2,224,827	102,895	6.18%
Non interest-earning assets	164,921			163,803
Total assets	$2,661,784			$2,388,630
Liabilities and Shareholders’ Equity
NOW accounts	$165,551	$236	0.19%	$168,217	$202	0.16%
Money market accounts	315,499	5,314	2.25%	295,876	8,630	3.90%
Savings accounts	174,425	853	0.65%	198,845	2,017	1.36%
Time deposits	829,028	24,628	3.97%	828,976	28,483	4.59%
FHLBB advances	728,920	23,104	4.23%	468,956	15,323	4.37%
Junior subordinated debentures	29,341	1,371	6.24%	22,681	1,014	5.98%
Other	25,496	863	4.52%	21,521	730	4.53%
Total interest-bearing liabilities	2,268,260	56,369	3.32%	2,005,072	56,399	3.76%
Demand deposits	174,973			177,713
Other liabilities	29,801			31,072
Shareholders’ equity	188,750			174,773
Total liabilities and shareholders’ equity	$2,661,784			$2,388,630
Net interest income (FTE)		$49,325			$46,496
Interest rate spread			2.33%			2.42%
Net interest margin			2.64%			2.79%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Nine months ended September 30,	2008	2007
Commercial and other loans	$139	$121
Nontaxable debt securities	1,096	1,030
Corporate stocks	163	238
Total	$1,398	$1,389